UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 16, 2006, The Goodyear Tire & Rubber Company ("Goodyear" or the "Company") issued a news release announcing that it intends to commence an offering of approximately $1 billion aggregate principal amount of three-year and five-year senior notes subject to market and other customary conditions. The Company issued an additional news release on November 16, 2006 announcing that the $500 million of three-year notes will be sold at 99% of the principal amount and will bear interest at the six-month London Interbank Offered Rate, or LIBOR, plus 375 basis points and that the $500 million of five-year notes will be sold at par and will bear interest at a rate of 8 5/8%. The notes will be senior unsecured obligations of the Company. The news releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1. News Release of the Company dated November 16, 2006.
Exhibit 99.2. News Release of the Company dated November 16, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

November 17, 2006	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated November 16, 2006
99.2	News Release dated November 16, 2006